Exhibit 5.1

[Letterhead of Alston & Bird LLP]

March 7, 2012

Autoliv, Inc.

Vasagatan 11,

7th Floor, SE-111 20,

Box 70381,

SE-107 24 Stockholm, Sweden

Re: Registration Statement on Form S-3 (No. 333-                            )

Ladies and Gentlemen:

We have acted as counsel to Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company; (iii) depositary shares (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”), which may include fractional interests in Preferred Stock, or separately, Swedish depository receipts representing shares of Common Stock (the “Swedish Depository Receipts”), (iv) the Company’s senior debt securities (the “Senior Debt Securities”); (v) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the “Warrants”); (vii) the Company’s stock purchase contracts obligating holders to purchase a specified or varying number of Common Stock, Preferred Stock and/or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”); and (viii) units, consisting of any of the securities described above or obligations of third parties, including U.S. Treasury securities (the “Units”).

Each series of Senior Debt Securities will be evidenced by a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference (the “Senior Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, the “Senior Indenture”) relating to Senior Debt Securities between the Company and a trustee (the “Trustee”) that has been or will be entered into at or before the time of such offering. Each series of Subordinated Debt Securities will be evidenced by a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the

Exchange Act and incorporated into the Registration Statement by reference (the “Subordinated Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, the “Subordinated Indenture”) relating to Subordinated Debt Securities between the Company and the Trustee to be entered into at or before the time of such offering. Each of the Senior Indenture and the Subordinated Indenture (together, the “Indentures”) will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Warrant Agreement”).

Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Stock Purchase Contract Agreement”).

Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Unit Agreement”).

We have examined the Restated Certificate of Incorporation of the Company, as amended, the Restated By-Laws of the Company, records of proceedings of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”), the Senior Indenture dated as of March 30, 2009 between the Company and U.S. Bank National Association, as Trustee, the proposed form of Subordinated Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of those documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) certificates for the shares of Common Stock have been duly executed, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Security or Indenture, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Common Stock will be validly issued, fully paid and non-assessable.

2.	When, as and if (a) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation, as amended, and duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (c) certificates for the shares of the Preferred Stock have been duly executed, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Security or Indenture, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When, as and if (a) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and a depositary that has been duly appointed by the Company (the “Depositary”), (c) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (d) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and have been deposited with the Depositary under the applicable Deposit Agreement and (e) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued and entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts.

4.	When, as and if (a) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Senior Indenture and any underwriting agreement, Warrant or Warrant Agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When, as and if (a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Subordinated Indenture and any underwriting agreement, Warrant or Warrant Agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

When, as and if (a) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Warrant Agreement has been duly executed and delivered by the Company and a warrant agent that has been duly appointed by the Company, (c) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Warrants or certificates representing the Warrants have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	When, as and if (a) the terms, and the execution and delivery, of the Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts) and the terms of the Stock Purchase Contracts and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Stock Purchase Contracts have been duly executed and delivered by the Company and a purchase contract agent that has been duly appointed by the Company and any certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract Agreement and underwriting agreement or Unit or Unit Agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.

When, as and if (a) the terms, and the execution and delivery, of the Unit Agreement (including a form of certificate evidencing the Units) and the terms of the Units and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) as applicable, (i) the Stock Purchase Contracts that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 7 above, (ii) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 4 or 5 above, as the case may be, (iii) the Common Stock that forms a part of the Units have been duly authorized, executed, issued and delivered as contemplated in paragraph 1 above, (iv) the Preferred Stock that forms a part of the Units have been duly authorized, executed, issued and delivered as contemplated in paragraph 2 above, (v) the Deposit Agreement or Agreements relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 3 above or (vi) the obligations of third parties, including U.S. Treasury securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms, and (d) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Unit Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are limited to (i) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws and (iii) the federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are not engaged in the practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act of 1933, as amended or any other federal or state laws or regulations. We express no opinion regarding the Swedish Depository Receipts representing shares of Common Stock herein. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

The opinions set forth in paragraphs 3, 4, 5, 6, 7 and 8 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Carol M. McGee
Carol M. McGee Partner

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